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            FIRST AMENDMENT TO REPAIR SERVICES AGREEMENT
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    This First Amendment (this "Amendment") is entered into as of December
___, 1997 by and between American Airlines, Inc., a Delaware corporation with its principal place of business at 4333 Amon Center, Fort Worth, Texas 76155 (herein "AMERICAN"), and Hawker Pacific Aerospace (formerly Hawker Pacific, Inc.), a California corporation with its principal place of business at 11240 Sherman Way, Sun Valley, California 91352 (herein "SUPPLIER"), in order to amend that certain Repair Services Agreement, dated as of September 29, 1997 (the "Agreement"), between American and Supplier as herein set forth:

    1. The first paragraph of Section 23 of this Agreement is hereby amended to read in its entirety as follows:

    "23. CHANGE IN CONTROL. In the event of any Change of Control by the Supplier, American may, at its option, exercise any or all of the following rights. Supplier shall notify American at least thirty (30) days before any such Change of Control, subject to the requirements of applicable law and American's entering into a customary Confidentiality Agreement with respect of any such disclosure. For purposes of this section, a "Change in Control" (or "change of ownership" as used in subparagraphs 3 and 5 of this Section
23) shall consist of: (1) the dissolution or liquidation of Supplier, (2) any merger or consolidation of Supplier with or into any person or entity or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of Supplier's assets, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, whether or not applicable) is or becomes the "beneficial owner," directly or indirectly, of more than 35% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers or trustees, as applicable, of the transferee or surviving entity or
(3) any change occurs in Supplier's Senior management (defined as President and Chief Executive Officer or Managing Director of Sun Valley Operations) during the two year period commencing on the effective date of the Agreement. In this event:"

    No changes are being made to subparagraphs 1 through 5 of Section 23.

    IN WITNESS WHEREOF, American and Supplier have entered into this Amendment effective as of the date set forth above.

HAWKER PACIFIC AEROSPACE                  AMERICAN AIRLINES, INC.


By:                                       By:
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   Brian S. Carr                          Name:
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   Managing Director of Sun               Title:
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   Valley Operations